EXHIBIT 28.1
                                                 ------------

              ANNUAL STATEMENT AS TO COMPLIANCE
                   UCFC FUNDING CORPORATION
        MANUFACTURED HOUSING PASS-THROUGH CERTIFICATES
                         SERIES 1996-2

      In accordance with Section 3.11 of that certain Pooling
and Servicing Agreement relating to UCFC Funding Corporation Manufactured Housing Pass-Through Certificates, Series 1996-2, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), by and among UCFC Funding Corporation, as depositor, United Companies Lending Corporation, as servicer (the "Servicer"), and Bankers Trust Company of California, N.A., as trustee, the undersigned officer of the Servicer
does  hereby  certify  as  follows:  (i)  a  review  of   the
activities of the Servicer during 1996 and of performance under the Pooling and Servicing Agreement has been made under the undersigned officer's supervision; and (ii) to the best of such undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for 1996.

     EXECUTED this 25th day of March, 1997.

                         /s/ C. GERON HARGON
                         ------------------------------------
                         C. Geron Hargon, President
                         United Companies Lending Corporation

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